Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Mark Kimbrough	Ed Fishbough
(615) 344-2688	(615) 344-2810

HCA BOARD AUTHORIZES ADDITIONAL $2 BILLION SHARE REPURCHASE PROGRAM

NASHVILLE, Tenn., November 14, 2016 – HCA (NYSE:HCA) today announced that its Board of Directors has authorized an additional share repurchase program for up to $2 billion of the Company’s outstanding common stock. Repurchases will be made in accordance with applicable securities laws and may be made at management’s discretion from time to time in the open market, through privately negotiated transactions, or otherwise. The repurchase program has no time limit and may be suspended for periods or discontinued at any time. Including both this program and remaining amounts under the Company’s October 2015 $3 billion share repurchase authorization, as of November 14, 2016, the Company has approximately $2.04 billion currently authorized for share repurchases.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include statements that do not relate solely to historical or current facts. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, the risk factors described in our annual report on Form 10-K for the year ended December 31, 2015 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates.